6.50% SERIES F CUMULATIVE REDEEMABLE PREFERRED SHARES

PAR VALUE $.03

6.50% SERIES F CUMULATIVE REDEEMABLE PREFERRED SHARES

PAR VALUE $.03

NUMBER

TPF

Weingarten Realty Investors

A TEXAS REAL ESTATE INVESTMENT TRUST

FORMED UNDER THE LAWS OF THE STATE OF TEXAS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY AND JERSEY CITY, NJ

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 948741 80 6

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE 6.50% SERIES F CUMULATIVE REDEEMABLE PREFERRED SHARES OF

PREFERRED SHARES

Weingarten Realty Investors (the "Trust"), transferable on the books of the Trust by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized representatives.

Dated:

Stanford Alexander

Chairman

M Candace DuFour

Secretary

WEINGARTEN REALTY INVESTORS

T E X A S

COUNTERSIGNED AND REGISTERED:

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

THERE ARE RESTRICTIONS ON THE TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE AS MORE FULLY SET FORTH ON THE REVERSE HEREOF.

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

/ 7 / LIVE JOBS / W / WEINGARTEN / 25992 FC lot 1

PRODUCTION COORDINATOR: DENISE LITTLE: 931-490-1706
PROOF OF JANUARY 23, 2007
WEINGARTEN REALTY INVESTORS
TSB 25992 FACE LOT 1

OPERATOR: ANTHONY

NEW

COLORS SELECTED FOR PRINTING: Logo prints in black. Intaglio prints in SC-7 dark blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

WEINGARTEN REALTY INVESTORS This Certificate and the shares represented hereby are subject in all respects to the laws of the State of Texas and to the Declaration of Trust and Bylaws of the Trust and any amendments thereto. The Declaration of Trust, as amended, provides that no shareholder shall have any preemptive rights to acquire unissued or treasury shares of the Trust. The Declaration of Trust also restricts the transfer of the shares of beneficial interest evidenced by this Certificate in connection with the qualification by the Trust as a real estate investment trust. Copies of the Trust’s Declaration of Trust are on file with the Harris County, Texas, County Clerk and will be furnished to any shareholder of record without charge upon written request to the Trust at the principal place of business or registered office.

The Trust will furnish a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Trust is authorized to issue and the difference in the relative rights and preferences between the shares of each series of any preferred class to the extent they have been set and the authority of the trust managers to set the relative rights and preferences of subsequent series to any holder of shares without charge on written request to the Trust at its principal place of business or registered office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common TEN ENT – as tenants by the entireties JT TEN – as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT– Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list. Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Please print or typewrite name and address including postal zip code of assignee

Preferred Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), ON THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003

/ ETHER 7 / LIVE JOBS / W / WEINGARTEN / 25992 BK lot 1 PRODUCTION COORDINATOR: DENISE LITTLE: 931-490-1706 PROOF OF JANUARY 23, 2007 WEINGARTEN REALTY INVESTORS TSB 25992 BACK LOT 1

OPERATOR: TERESA NEW PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.